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                                                                   EXHIBIT 23.01



                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1998 consolidated financial statements of Comshare, Incorporated and subsidiaries dated September 18, 1998, included in this Form 10-K, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No. 33-
87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).



                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                           Arthur Andersen LLP





Detroit, Michigan
   September 25, 1998